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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-86314, 33-99280, 33-45339, 33-72718, 33-99282,
333-18033 and 333-06235) of CompUSA Inc. of our report dated February 19, 1998, except as to Note 15 and the second paragraph of Note 2 which are as of August 31, 1998, relating to the combined financial statements of Computer City, Inc. which appears in this Current Report on Form 8-K/A of CompUSA Inc. dated November 13, 1998.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Ft. Worth, Texas
November 12, 1998